EXHIBIT 1

JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of April 18, 2019, is by and among MAK Capital One L.L.C., Michael A. Kaufman, MAK Capital Fund LP and MAK-ro Capital Master Fund LP.

Pursuant to and in accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the filers hereby agree to be responsible for the timely filing of the Schedule 13G and any amendments thereto on behalf of the filers, and for the completeness and accuracy of the information concerning itself contained therein. Each of the filers hereby further agree to file this Joint Filing Agreement as an exhibit to the statement and each such amendment, as required by such rule.

MAK CAPITAL ONE L.L.C.

By:	/s/ Michael A. Kaufman
Michael A. Kaufman, Managing Member

/s/ Michael A. Kaufman
MICHAEL A. KAUFMAN

MAK CAPITAL FUND LP
By: MAK GP LLC, general partner

By:	/s/ Michael A. Kaufman
Michael A. Kaufman, Managing Member

MAK-RO CAPITAL MASTER FUND LP
By: MAK GP LLC, general partner

By:	/s/ Michael A. Kaufman
Michael A. Kaufman, Managing Member